Exhibit 99.1

Tesoro Corporation Reports 2013 Fourth Quarter and Full Year Results

•	Full year net income from continuing operations of $386 million, or $2.81 per diluted share excluding special items

•	Fourth quarter net income of $5 million, or $0.04 per diluted share excluding special items

•	Fourth quarter repayment of $800 million of $1.2 billion interim borrowings to purchase Southern California refining, marketing and logistics business

•	Repurchased $100 million of shares during fourth quarter

•	Declared regular quarterly dividend of $0.25 per share

SAN ANTONIO - February 5, 2014 - Tesoro Corporation (NYSE:TSO) today reported a fourth quarter 2013 net loss of $7 million, or $0.05 per diluted share compared to net income of $27 million, or $0.19 per diluted share for the fourth quarter of 2012. Fourth quarter results include $40 million in variable stock-based compensation expense. The 2013 fourth quarter results also include a net loss from discontinued operations of $3 million, or $0.02 per diluted share related to divested Hawaii business. Net loss from continuing operations of $4 million, or $0.03 per diluted share compares to net income from continuing operations of $184 million, or $1.32 per diluted share for the fourth quarter of 2012.

The fourth quarter 2013 results include after-tax expense of $0.07 per diluted share related to integration costs associated with completing our 2013 acquisitions. Excluding this special item, the Company earned $5 million or $0.04 per diluted share.

For the full year 2013, the Company reported net income of $412 million, or $3.00 per diluted share, versus net income of $743 million, or $5.25 per diluted share for the full year 2012.

Net income from continuing operations for the full year 2013 was $392 million, or $2.85 per diluted share, versus $876 million, or $6.20 per diluted share for the full year 2012. Excluding special items, for the full year 2013, the Company earned net income from continuing operations of $386 million, or $2.81 per diluted share, versus an adjusted net income from continuing operations of $922 million or $6.52 per diluted share for the full year 2012.

“Despite a lower margin and crude oil differential environment, and weaker earnings relative to 2012, 2013 was a year of important strategic accomplishments for Tesoro,” said Greg Goff, President and CEO. “The acquisition of the Los Angeles refining, marketing and logistics assets, the acquisition of the Northwest Products System and the sale of our business in Hawaii collectively represent significant achievements in the continuing transformation of Tesoro. We returned over $500 million to shareholders in the form of dividends and share repurchases and ended the year with a strong balance sheet even after nearly $3 billion in acquisitions.”

For the fourth quarter 2013, the Company recorded segment operating income of $152 million compared to segment operating income of $406 million, in the fourth quarter of 2012. The reduction was driven primarily by a weaker margin environment across all operating regions. In addition, fourth quarter 2013 results were negatively impacted by the valuation of a portion of our foreign crude oil inventory for our California refining system and very weak retail marketing margins in December.

The Tesoro Index was $7.65 per barrel (/bbl) for the fourth quarter, down $4.76/bbl relative to a year ago. The Company’s realized gross margin was $9.45/bbl for the fourth quarter. During the fourth quarter North American crude oil discounts widened compared to Brent.

While the Mid-Continent and Canadian crude oil discounts widened, the market also saw Light Louisiana Sweet discounts in the Gulf Coast of nearly $8.50/bbl and the West Coast saw ANS discounts of over $4.50/bbl. Total throughput in the quarter was 786 thousand barrels per day, or 92% utilization, reflecting planned turnaround activity in California during the period.

Lower utilization rates as a result of planned turnaround activity resulted in slightly higher direct manufacturing costs per barrel in the fourth quarter relative to the third quarter, up $0.63/bbl to $5.39/bbl.

Same store fuel sales during the quarter were higher by almost 2% versus fourth quarter last year. However, retail fuel margins were down relative to the fourth quarter of last year. Total retail fuel sales volumes were up over 120% year-over-year driven by the addition of approximately 835 dealer-operated ARCO® retail stations on June 1, 2013.

Corporate and unallocated costs were $40 million in the fourth quarter, excluding $5 million of corporate depreciation, $40 million in variable stock-based compensation expense and $15 million of integration costs associated with our 2013 acquisitions.

Capital Spending and Liquidity
Capital spending for the full year 2013 was $558 million, which includes $79 million of Tesoro Logistics LP (“TLLP”) capital spending. The Company currently expects full year 2014 capital spending of approximately $670 million, excluding TLLP capital spending of approximately $160 million. Turnaround expenditures for the full year were $360 million. The Company expects full 2014 year turnaround expenditures of $205 million.

The Company ended the fourth quarter with over $1.2 billion in cash and approximately $2.2 billion of availability on the Tesoro Corporation revolving credit facility. During the fourth quarter, the Company repaid $800 million of revolving credit and term loan borrowings related to the Los Angeles acquisition. There are currently no borrowings under the Company’s revolving credit facility. Total debt, excluding TLLP, was $1.67 billion or approximately 28% of total capitalization for the end of the fourth quarter 2013.

TLLP ended the quarter with over $23 million in cash and approximately $575 million of availability on its separate revolving credit facility.

Returning Cash to Shareholders
Tesoro Corporation today announced that the board of directors has declared a regular quarterly cash dividend of $0.25 per share payable on March 14, 2014 to all holders of record as of February 28, 2014.

During the fourth quarter of 2013, Tesoro returned about $135 million to shareholders through the purchase of nearly 2 million of the Company’s shares and its regular quarterly dividend. The Company has repurchased approximately $500 million under its $1 billion share repurchase program.

2014 Strategic Focus
“The Company is well positioned to move forward with our strategic objectives for 2014 and beyond,” said Goff. “We’re focused on delivering the synergies associated with creating a world scale refining and marketing business in California; enhancing gross margins by supplying additional advantaged crude oil to our refining system and growing the logistics business while maintaining strong financial discipline.”

Public Invited to Listen to Analyst Conference Call
At 7:30 a.m. CST tomorrow morning, Tesoro will broadcast, live, its conference call with analysts regarding fourth quarter and full year 2013 results and other business matters.  Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com.

Twitter Communication
Tesoro Corporation is utilizing Twitter, in conjunction with other Regulation FD-compliant disclosure vehicles, such as press releases, 8-Ks and its investor relations web site, as part of broader investor and stakeholder communication strategy. The Twitter page can be found at http://twitter.com/TesoroCorp.

Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates six refineries in the western United States with a combined capacity of over 850,000 barrels per day.  Tesoro's retail-marketing system includes over 2,200 retail stations under the Tesoro®, Shell®, ARCO®, Exxon®, Mobil® and USA Gasoline™ brands.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning execution of our strategic plan and improvements in our business; future operating performance, including gross margins; the delivery of high return capital projects; the realization of value added initiatives and  synergies; expectations about capital spending; growth in our logistics business; and maintaining strong financial discipline. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Brian Randecker, Senior Director, Investor Relations, (210) 626-4757

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Factors Affecting Comparability

On June 1, 2013, we acquired BP’s integrated southern California refining, marketing and logistics business from BP West Coast Products, LLC and other affiliated sellers (the “Los Angeles Acquisition”). Our results for the year ended December 31, 2013 include results of operations of the assets acquired in the Los Angeles Acquisition from the date of acquisition. In addition, the refining segment and California region operating highlights for the year ended December 31, 2013 include the results of the Carson refinery from the date of acquisition. We are integrating our Wilmington and Carson refineries and refer to the combined facility as the Los Angeles refinery. Additionally, the retail segment results for the year ended December 31, 2013 include the results of operations for the retail assets acquired as part of the Los Angeles Acquisition from the date of acquisition.

On September 25, 2013, we completed the sale of all of our interest in Tesoro Hawaii, LLC, which operates the 94 thousand barrels per day (“Mbpd”) Hawaii refinery, retail stations and associated logistics assets (the “Hawaii Business”) to a subsidiary of Par Petroleum Corporation. As a result, we have reflected its results as discontinued operations in the results of operations for all periods presented and have excluded the Hawaii Business from the financial and operational data presented in the tables that follow.

As of December 31, 2013, we began reporting the logistics assets and operations of our consolidated variable interest entity, Tesoro Logistics LP (“TLLP”), as a separate operating segment. In previous periods, when certain quantitative thresholds had not been met, TLLP’s assets and operations were presented within our refining operating segment. TLLP’s assets and operations include certain crude oil gathering assets and crude oil and refined products terminalling and transportation assets acquired from Tesoro and third parties. The TLLP financial and operational data presented include the historical results of all assets acquired from Tesoro prior to the acquisition dates. The historical results of operations of these assets have been retrospectively adjusted to conform to current presentation. These adjustments resulted in lower gross refining margins. The refining segment now includes costs for transportation and terminalling services provided by TLLP that were previously eliminated with consolidated reporting of TLLP revenues within our refining segment results.

TESORO CORPORATION
RESULTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues	$10,116	$7,525	$37,601	$29,809
Costs and Expenses:
Cost of sales	9,258	6,626	34,085	26,045
Operating expenses	560	372	1,911	1,405
Selling, general and administrative expenses (a)	108	70	337	297
Depreciation and amortization expense	133	111	489	418
Loss on asset disposals and impairments	5	8	24	23
Operating Income	52	338	755	1,621
Interest and financing costs, net (b)	(41)	(30)	(151)	(167)
Interest income	1	—	2	2
Equity in earnings (loss) of equity method investments	(1)	—	11	—
Other income (expense), net (c)	(2)	(5)	63	(26)
Earnings Before Income Taxes	9	303	680	1,430
Income tax expense	3	111	246	527
Net Earnings From Continuing Operations	6	192	434	903
Net earnings (loss) from discontinued operations, net of tax (d)	(3)	(157)	20	(133)
Net Earnings	3	35	454	770
Less: Net earnings from continuing operations attributable to noncontrolling interest	10	8	42	27
NET EARNINGS (LOSS) ATTRIBUTABLE TO TESORO CORPORATION	$(7)	$27	$412	$743

NET EARNINGS (LOSS) ATTRIBUTABLE TO TESORO CORPORATION
Continuing operations	$(4)	$184	$392	$876
Discontinued operations	(3)	(157)	20	(133)
Total	$(7)	$27	$412	$743

NET EARNINGS (LOSS) PER SHARE - BASIC:
Continuing operations	$(0.03)	$1.32	$2.90	$6.28
Discontinued operations	(0.02)	(1.13)	0.15	(0.95)
Total	$(0.05)	$0.19	$3.05	$5.33
Weighted average common shares outstanding - Basic	132.5	139.1	135.0	139.4

NET EARNINGS (LOSS) PER SHARE - DILUTED:
Continuing operations	$(0.03)	$1.32	$2.85	$6.20
Discontinued operations	(0.02)	(1.13)	0.15	(0.95)
Total	$(0.05)	$0.19	$3.00	$5.25
Weighted average common shares outstanding - Diluted	134.9	141.6	137.3	141.5

________________

(a)
Includes stock-based compensation expense of $46 million and $11 million for the three months ended December 31, 2013 and 2012, respectively, and $79 million and $99 million for the years ended December 31, 2013 and 2012, respectively. The significant impact to stock-based compensation expense is primarily a result of changes in Tesoro's stock price during the periods as compared to the prior periods. Also includes integration costs related to the Los Angeles Acquisition and TLLP’s acquisition of Chevron’s Northwest Products System of $15 million ($9 million after-tax) for the three months ended December 31, 2013 and transaction and integration costs of $62 million ($38 million after-tax) for the year ended December 31, 2013 and $9 million ($6 million after-tax) and $10 million ($6 million after-tax) for the three months and year ended December 31, 2012, respectively.

(b)
Includes a charge of $28 million ($17 million after-tax) for premiums and unamortized debt issuance costs associated with the redemption of our 6.625% and 6.500% Senior Notes for the year ended December 31, 2012.

(c)
Includes a $16 million ($10 million after-tax) benefit related to the release of a legal reserve as a result of a favorable litigation settlement and $54 million ($34 million after-tax) in refunds from the settlement of a rate proceeding from the California Public Utilities Commission for the year ended December 31, 2013. Includes expenses related to certain legal matters of $4 million ($3 million after-tax) and $26 million ($16 million after-tax) for the three months and year ended December 31, 2012, respectively.

(d)
Net earnings (loss) from discontinued operations include an $81 million ($49 million after-tax) gain related to the sale of the Hawaii Business, which included a $17 million curtailment gain related to the remeasurement of our pension and other postretirement benefit obligations during the year ended December 31, 2013.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited) (In millions)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Operating Income
Refining	$106	$344	$866	$1,707
TLLP	22	21	81	64
Retail	24	41	120	126
Total Segment Operating Income	152	406	1,067	1,897
Corporate and unallocated costs	(100)	(68)	(312)	(276)
Operating Income	52	338	755	1,621
Interest and financing costs, net (b)	(41)	(30)	(151)	(167)
Interest income	1	—	2	2
Equity in earnings (loss) of equity method investments	(1)	—	11	—
Other income (expense), net (c)	(2)	(5)	63	(26)
Earnings Before Income Taxes	$9	$303	$680	$1,430

Depreciation and Amortization Expense
Refining	$101	$88	$388	$342
TLLP	16	4	43	13
Retail	11	9	37	36
Corporate	5	10	21	27
Depreciation and Amortization Expense	$133	$111	$489	$418

Capital Expenditures
Refining	$96	$126	$417	$365
TLLP	24	16	79	91
Retail	14	28	40	73
Corporate	12	4	22	13
Capital Expenditures	$146	$174	$558	$542

BALANCE SHEET DATA
(Unaudited) (Dollars in millions)

	December 31, 2013	December 31, 2012

Cash and cash equivalents	$1,238	$1,639
Inventories (e)	$2,565	$1,338
Current maturities of debt	$6	$3
Long-Term Debt	$2,823	$1,585
Total Equity	$5,485	$4,737
Total Debt to Capitalization Ratio, excluding capital leases related to discontinued operations	34%	25%
Total Debt to Capitalization Ratio excluding TLLP debt and capital leases related to discontinued operations (f)	28%	22%
Working Capital	$1,918	$1,755
___________________

(e)	The total carrying value of our crude oil and refined product inventories was less than replacement cost by approximately $1.7 billion at December 31, 2013.

(f)
Excludes TLLP’s total debt, including capital leases, of $1.2 billion and $354 million and noncontrolling interest of $1.2 billion and $486 million at December 31, 2013 and 2012, respectively. $1.2 billion and $350 million of TLLP’s total debt is comprised of TLLP Senior Notes at December 31, 2013 and 2012, respectively, which are non-recourse to Tesoro, except for Tesoro Logistics GP, LLC.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
REFINING SEGMENT	2013	2012	2013	2012
Total Refining Segment
Throughput (Mbpd) (g)
Heavy crude (h)	158	144	185	155
Light crude	562	344	459	325
Other feedstocks	66	44	53	37
Total Throughput	786	532	697	517

Yield (Mbpd)
Gasoline and gasoline blendstocks	407	293	350	270
Jet fuel	121	63	100	64
Diesel fuel	174	131	158	119
Heavy fuel oils, residual products, internally produced fuel and other	132	77	132	93
Total Yield	834	564	740	546

Gross refining margin ($/throughput bbl) (i)	$9.45	$15.11	$11.19	$17.11
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (i)	$5.39	$4.88	$5.14	$4.89
Segment Operating Income ($ millions)
Gross refining margin (j)	$683	$739	$2,848	$3,233
Expenses
Manufacturing costs	392	239	1,308	923
Other operating expenses	76	59	257	228
Selling, general and administrative expenses	4	5	13	20
Depreciation and amortization expense	101	88	388	342
Loss on asset disposal and impairments	4	4	16	13
Segment Operating Income	$106	$344	$866	$1,707

Refined Product Sales (Mbpd) (k)
Gasoline and gasoline blendstocks	492	340	429	343
Jet fuel	143	75	117	76
Diesel fuel	181	147	176	141
Heavy fuel oils, residual products and other	89	69	86	67
Total Refined Product Sales	905	631	808	627

Refined Product Sales Margin ($/bbl) (i) (k)
Average sales price	$112.95	$119.04	$118.40	$123.64
Average costs of sales	105.22	108.28	109.64	110.94
Refined Product Sales Margin	$7.73	$10.76	$8.76	$12.70

________________

(g)
We had reduced throughput due to turnarounds at our Washington refinery during the first half of 2013, our Utah refinery during the 2013 second quarter, our Martinez refinery during the 2012 first quarter and our Alaska refinery during the 2012 second quarter. We had higher throughput at our North Dakota refinery during the first half of 2013 as a result of the refinery expansion completed in the second half of 2012 and at our Los Angeles refinery during the 2013 second, third and fourth quarters due to the acquisition of the Carson refinery.

(h)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.

(i)
Management uses various measures to evaluate performance and efficiency and to compare profitability to other companies in the industry, including gross refining margin per barrel, manufacturing costs before depreciation and amortization expense (“Manufacturing Costs”) per barrel and refined product sales margin per barrel.

•
Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenues less costs of feedstocks, purchased refined products, transportation and distribution) by total refining throughput.

•
Management uses Manufacturing Costs per barrel to evaluate the efficiency of refining operations. There are a variety of ways to calculate Manufacturing Costs per barrel; different companies may calculate it in different ways. We calculate Manufacturing Costs per barrel by dividing Manufacturing Costs by total refining throughput.

•
Management uses refined product sales margin per barrel to evaluate the profitability of manufactured and purchased refined product sales. There are a variety of ways to calculate refined product sales margin per barrel; different companies may calculate it in different ways. We calculate refined product sales margin per barrel by calculating an average refined product sales price per barrel and an average refined product cost of sales per barrel, which are calculated by dividing refined product sales or refined product cost of sales by total refining throughput. The average refined product cost of sales per barrel is subtracted from the average refined product sales price per barrel.

Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(j)
Consolidated gross refining margin combines gross refining margin for each of our regions adjusted for other amounts not directly attributable to a specific region. Other amounts resulted in an increase of $2 million and $1 million for the three months ended December 31, 2013 and 2012, respectively, and $6 million and $3 million for the years ended December 31, 2013 and 2012, respectively. Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market and fees charged by TLLP for the transportation and terminalling of crude oil and refined products at prices which we believe are no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. Gross refining margin approximates total refining throughput multiplied by the gross refining margin per barrel.

(k)
Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties. Total refined product sales margins include margins on sales of manufactured and purchased refined products.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
Refining By Region	2013	2012	2013	2012
California (Martinez and Los Angeles)
Throughput (Mbpd) (g)
Heavy crude (h)	152	141	178	151
Light crude	298	83	206	67
Other feedstocks	44	25	38	24
Total Throughput	494	249	422	242

Yield (Mbpd)
Gasoline and gasoline blendstocks	260	145	218	132
Jet fuel	75	18	57	21
Diesel fuel	112	74	97	61
Heavy fuel oils, residual products, internally produced fuel and other	85	35	83	48
Total Yield	532	272	455	262

Gross refining margin ($ in millions)	$276	$244	$1,304	$966
Gross refining margin ($/throughput bbl) (i)	$6.08	$10.61	$8.47	$10.91
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (i)	$6.11	$6.48	$5.86	$6.30
Capital expenditures ($ in millions)	$39	$41	$143	$154

Pacific Northwest (Alaska & Washington)
Throughput (Mbpd) (g)
Heavy crude (h)	6	3	7	4
Light crude	143	142	138	142
Other feedstocks	18	15	11	9
Total Throughput	167	160	156	155

Yield (Mbpd)
Gasoline and gasoline blendstocks	75	75	65	69
Jet fuel	31	31	30	31
Diesel fuel	28	25	28	25
Heavy fuel oils, residual products, internally produced fuel and other	39	34	38	35
Total Yield	173	165	161	160

Gross refining margin ($ in millions)	$168	$193	$590	$911
Gross refining margin ($/throughput bbl) (i)	$10.94	$13.17	$10.33	$16.09
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (i)	$4.30	$3.72	$4.17	$3.83
Capital expenditures ($ in millions)	$6	$23	$49	$59

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Mid-Continent (North Dakota and Utah)
Throughput (Mbpd) (g)
Light crude	121	119	115	116
Other feedstocks	4	4	4	4
Total Throughput	125	123	119	120

Yield (Mbpd)
Gasoline and gasoline blendstocks	72	73	67	69
Jet fuel	15	14	13	12
Diesel fuel	34	32	33	33
Heavy fuel oils, residual products, internally produced fuel and other	8	8	11	10
Total Yield	129	127	124	124

Gross refining margin ($ in millions)	$237	$301	$948	$1,353
Gross refining margin ($/throughput bbl) (i)	$20.63	$26.71	$21.73	$30.90
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (i)	$3.98	$3.11	$3.86	$3.40
Capital expenditures ($ in millions)	$51	$62	$225	$152

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
TLLP SEGMENT	2013	2012	2013	2012
Crude Oil Gathering
Pipeline gathering throughput (Mbpd)	88	77	86	67
Average pipeline gathering revenue per barrel	$1.29	$1.29	$1.27	$1.35
Trucking volume (Mbpd)	43	47	44	38
Average trucking revenue per barrel	$3.26	$2.84	$3.10	$2.87
Terminalling and Transportation
Terminalling throughput (Mbpd)	904	384	713	344
Average terminalling revenue per barrel	$0.74	$0.69	$0.71	$0.61
Pipeline transportation throughput (Mbpd)	325	79	169	89
Average pipeline transportation revenue per barrel	$0.48	$0.25	$0.50	$0.22

Segment Operating Income ($ millions)
Revenues
Crude Oil Gathering	$23	$22	$90	$73
Terminalling and Transportation	76	26	215	84
Total Revenues (l)	99	48	305	157
Expenses
Operating expenses (m)	51	18	150	63
General and administrative expenses (n)	10	4	31	16
Depreciation and amortization expense	16	4	43	13
Loss on asset disposals and impairments	—	1	—	1
Segment Operating Income	$22	$21	$81	$64
________________

(l)
TLLP segment revenues from services provided to our refining segment were $84 million and $45 million for the three months ended December 31, 2013 and 2012, respectively, and $265 million and $143 million for the years ended December 31, 2013 and 2012, respectively. These amounts are eliminated upon consolidation.

(m)
TLLP segment operating expenses include amounts billed by Tesoro for services provided to TLLP under various operational contracts. These amounts totaled $9 million and $3 million for the three months ended December 31, 2013 and 2012, respectively, and $27 million and $15 million for the years ended December 31, 2013 and 2012, respectively. These amounts are eliminated upon consolidation. TLLP segment third-party operating expenses related to the transportation of crude oil and refined products are reclassified to cost of sales upon consolidation.

(n)
TLLP segment general and administrative expenses include amounts charged by Tesoro for general and administrative services provided to TLLP under various operational and administrative contracts. These amounts totaled $6 million and $3 million for the three months ended December 31, 2013 and 2012, respectively, and $18 million and $13 million for the years ended December 31, 2013 and 2012, respectively. These amounts are eliminated upon consolidation.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
RETAIL SEGMENT	2013	2012	2013	2012
Number of Stations (end of period)
Company-operated	574	568	574	568
Branded jobber/dealer (o)	1,690	804	1,690	804
Total Stations	2,264	1,372	2,264	1,372

Average Stations (during period)
Company-operated	574	568	571	496
Branded jobber/dealer (o)	1,679	797	1,285	791
Total Average Retail Stations	2,253	1,365	1,856	1,287

Fuel Sales (millions of gallons)
Company-operated	266	259	1,072	909
Branded jobber/dealer (o)	763	191	2,096	782
Total Fuel Sales	1,029	450	3,168	1,691

Fuel margin ($/gallon) (p)	$0.09	$0.25	$0.12	$0.21
Merchandise Sales ($ millions)	$46	$44	$188	$178
Merchandise Margin ($ millions)	$11	$11	$48	$45
Merchandise Margin %	24%	25%	26%	25%

Segment Operating Income ($ millions)
Gross Margins
Fuel (p)	$96	$114	$390	$361
Merchandise and other non-fuel margin	28	17	99	74
Total Gross Margins	124	131	489	435
Expenses
Operating expenses	87	74	318	252
Selling, general and administrative expenses	1	3	9	13
Depreciation and amortization expense	11	9	37	36
Loss on asset disposals and impairments	1	4	5	8
Segment Operating Income	$24	$41	$120	$126
________________

(o)	Reflects the acquisition of supply rights for approximately 835 dealer-operated and branded wholesale retail stations with the Los Angeles Acquisition on June 1, 2013.

(p)
Management uses fuel margin per gallon to compare profitability to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon; different companies may calculate it in different ways. We calculate fuel margin per gallon by dividing fuel gross margin by fuel sales volumes. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered an alternative to revenues, segment operating income or any other measure of financial performance presented in accordance with U.S. GAAP. Fuel margin and fuel margin per gallon include the effect of intersegment purchases from the refining segment at prices which approximate market.

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited) (In millions)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Reconciliation of Net Earnings (Loss) to Adjusted EBITDA
Net earnings (loss) attributable to Tesoro Corporation	$(7)	$27	$412	$743
Net earnings from continuing operations attributable to noncontrolling interest	10	8	42	27
Loss (earnings) from discontinued operations, net of tax (d)	3	157	(20)	133
Depreciation and amortization expense	133	111	489	418
Interest and financing costs, net	41	30	151	167
Income tax expense	3	111	246	527
Interest income	(1)	—	(2)	(2)
Adjusted EBITDA (q)	$182	$444	$1,318	$2,013

Reconciliation of Cash Flows from (used in) Operating Activities to Adjusted EBITDA
Net cash from operating activities	$189	$410	$859	$1,585
Net cash used in (from) discontinued operations	3	(153)	(71)	(193)
Loss on asset disposals and impairments	(5)	(8)	(24)	(23)
Other changes in assets and liabilities	(175)	(113)	(46)	(230)
Deferred income tax benefit (expense)	56	113	(166)	8
Deferred charges	118	68	451	277
Interest and financing costs, net	41	30	151	167
Income tax expense	3	111	246	527
Stock-based compensation expense	(46)	(11)	(79)	(99)
Other	(2)	(3)	(3)	(6)
Adjusted EBITDA (q)	$182	$444	$1,318	$2,013
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(q)
Adjusted EBITDA represents consolidated earnings (loss), including earnings attributable to noncontrolling interest, excluding net earnings from discontinued operations, before income tax expense, depreciation and amortization expense, net interest and financing costs and interest income. We present Adjusted EBITDA because we believe some investors and analysts use Adjusted EBITDA to help analyze our cash flows including our ability to satisfy principal and interest obligations with respect to our indebtedness and use cash for other purposes, including capital expenditures. Adjusted EBITDA is also used by some investors and analysts to analyze and compare companies on the basis of operating performance and by management. Adjusted EBITDA should not be considered as an alternative to net earnings (loss), earnings before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with U.S. GAAP. Adjusted EBITDA may not be comparable to similarly titled measures used by other entities.

NET EARNINGS (LOSS) ADJUSTED FOR SPECIAL ITEMS
(Unaudited) (In millions except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Net Earnings (Loss) Attributable to Tesoro Corporation from Continuing Operations - U.S. GAAP	$(4)	$184	$392	$876
Special Items, After-tax:
Transaction and integration costs (a)	9	6	38	6
Legal adjustments (c)	—	3	(44)	16
Debt redemption charges (b)	—	—	—	17
Supplemental vacation accrual (s)	—	—	—	5
MF Global Holding Ltd. loss (t)	—	—	—	2
Net Earnings Adjusted for Special Items (r)	$5	$193	$386	$922

Diluted Net Earnings (Loss) per Share from Continuing Operations Attributable to Tesoro Corporation - U.S. GAAP	$(0.03)	$1.32	$2.85	$6.20
Special Items Per Share, After-tax:
Transaction and integration costs (a)	0.07	0.04	0.28	0.04
Legal adjustments (c)	—	0.02	(0.32)	0.11
Debt redemption charges (b)	—	—	—	0.12
Supplemental vacation accrual (s)	—	—	—	0.04
MF Global Holding Ltd. loss (t)	—	—	—	0.01
Net Earnings per Diluted Share Adjusted for Special Items (r)	$0.04	$1.38	$2.81	$6.52
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(r)
We present net earnings adjusted for special items (“Adjusted Earnings”) and net earnings per diluted share adjusted for special items (“Adjusted Diluted EPS”) as management believes that the impact of these items on net earnings and diluted earnings per share is important information for an investor's understanding of the operations of our business and the financial information presented. Adjusted Earnings and Adjusted Diluted EPS should not be considered as an alternative to net earnings (loss), earnings (loss) per diluted share or any other measure of financial performance presented in accordance with U.S. GAAP. Adjusted Earnings and Adjusted Diluted EPS may not be comparable to similarly titled measures used by other entities.

(s)	Includes an expense of $5 million, after-tax, for a supplemental vacation accrual related to a change in benefits for retirement eligible employees for the year ended December 31, 2012.

(t)	Includes a loss of $2 million, after-tax, related to the liquidation of our outstanding accounts receivable balance with MF Global Holding Ltd. for the year ended December 31, 2012.